Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts: Jay Brown, CFO Fiona McKone, VP – Corporate Finance Crown Castle International Corp. 713-570-3050

CROWN CASTLE TO CONVERT TO A REIT

September 9, 2013 – HOUSTON, TEXAS – Crown Castle International Corp. (“Crown Castle”) (NYSE: CCI) today announced that it is commencing the steps necessary to reorganize Crown Castle to qualify as a Real Estate Investment Trust (“REIT”) for tax purposes. Crown Castle expects to elect REIT status beginning with the taxable year commencing January 1, 2014.

“We are delighted to announce this plan for conversion because we believe REIT status is the optimal structure for our business given the real estate nature of our assets,” stated Ben Moreland, Crown Castle’s President and Chief Executive Officer. “We believe a REIT structure will lower our weighted average cost of capital and provide additional opportunities for creating long-term shareholder value. Further, we expect our conversion to a REIT to have little to no effect on our operations, and we intend to continue our focus on maximizing long-term adjusted funds from operations per share through growth and disciplined capital allocation.”

Crown Castle’s determination as to the timing and amount of future dividend distributions will be based on a number of factors, including investment opportunities around its core business and its existing federal net operating losses of approximately $2.7 billion. Crown Castle does not expect to make any distribution (commonly referred to as a “purging” dividend) prior to its REIT conversion.

Crown Castle expects to operate in compliance with the REIT rules beginning January 1, 2014. Crown Castle also expects to take certain actions in 2014 in order to facilitate its compliance with the REIT rules by seeking adoption of certain charter provisions that implement certain standard REIT-related ownership and transfer restrictions. Implementation of these steps will be subject to shareholder approval and final board approval. The REIT election is subject to the completion of all necessary steps of the aforementioned conversion plan and final approval by the Crown Castle Board of Directors.

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Crown Castle has received an opinion from each of Skadden, Arps, Slate, Meagher & Flom LLP and Cravath, Swaine & Moore LLP, which firms advised Crown Castle on its REIT conversion, that Crown Castle will qualify as a REIT as of January 1, 2014.

About Crown Castle

Crown Castle owns, operates and leases towers and other infrastructure for wireless communications. Crown Castle offers significant wireless communications coverage to 98 of the top 100 US markets and to substantially all of the Australian population. Crown Castle owns, operates and manages over 30,000 and approximately 1,700 wireless communication sites in the US and Australia, respectively. For more information on Crown Castle, please visit www.crowncastle.com.

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s current expectations. Such statements include Crown Castle’s plans, projections and estimates regarding (i) its intention to convert to a REIT and the timing thereof, (ii) the potential advantages, benefits and impact of, and opportunities created by, converting to a REIT, (iii) its strategy and growth, (iv) its cost and allocation of capital, (v) its future earnings and profits, (vi) dividend plans and (vii) its intention to pursue certain steps and corporate actions in connection with its conversion to a REIT. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and the following:

•	There are a number of implementation and operational complexities to address before Crown Castle expects to convert to a REIT, including completing internal reorganizations. Crown Castle can provide no assurance as to when the conversion to a REIT will be successful, if at all. If Crown Castle fails to elect REIT status for the taxable year commencing January 1, 2014, the next earliest date on which Crown Castle can elect REIT status would be for the taxable year commencing January 1, 2015. In addition, Crown Castle can provide no assurance that any proposed implementation of REIT-related ownership and transfer restrictions will be adopted.

•	REIT qualification involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended, to Crown Castle’s operations, as well as various factual determinations concerning matters and circumstances not entirely within Crown Castle’s control. Although, if Crown Castle converts to a REIT, Crown Castle plans to operate in a manner consistent with REIT qualification rules, Crown Castle cannot give assurance that it will so qualify or remain so qualified.

•	While Crown Castle currently intends to take the steps necessary to convert to a REIT, the REIT election decision is subject to final approval by the Crown Castle Board of Directors. Crown Castle can give no assurances that its Board of Directors will continue to pursue a conversion to a REIT, even if there are no impediments to such conversion.

•	Crown Castle has considered a variety of strategies, including alternative financing, capital and tax strategies, designed to maximize long-term shareholder value, but there can be no assurances that conversion to a REIT will be the most beneficial alternative considered.

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•	Changes in legislation or the federal tax rules can adversely impact Crown Castle’s ability to convert to a REIT or the benefits of being a REIT.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors that could affect Crown Castle and its results is included in Crown Castle’s filings with the Securities and Exchange Commission. The term “including,” and any variation thereof, means “including, without limitation.”

Additional Information

Crown Castle expects to take certain steps and corporate actions in connection with the proposed REIT conversion, and, in connection therewith, it may seek shareholder approval. If Crown Castle seeks shareholder approval, it will file a proxy statement with the Securities and Exchange Commission (“SEC”) to be used in connection with the related shareholder vote. INVESTORS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) IF AND WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Crown Castle free of charge by contacting Investor Relations, Crown Castle International Corp., 1220 Augusta Drive, Suite 500, Houston, Texas 77057, (713) 570-3000, or you may visit the investor relations section of our website at http://investor.crowncastle.com for copies of any such document.

Crown Castle, its directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from Crown Castle’s stockholders. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of proxies will be included in any related proxy statement. Information about directors and executive officers of Crown Castle and their ownership of Crown Castle stock is set forth in the proxy statement for Crown Castle’s 2013 Annual Meeting of Stockholders. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement if and when it becomes available.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

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